EXHIBIT 10.18
TSR PERFORMANCE GOAL
GILEAD SCIENCES, INC.
2004 EQUITY INCENTIVE PLAN
PERFORMANCE SHARE AWARD AGREEMENT
RECITALS
A.    Gilead Sciences, Inc. (the “Company”) has implemented the Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended (the “Plan”) for the purpose of providing incentives to attract, retain and motivate eligible Employees, Directors and Consultants to continue their service relationship with the Company.
B.    This Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of shares of Common Stock to Participant thereunder.
C.    All capitalized terms in this Performance Share Award Agreement (this “Agreement”) shall have the meaning assigned to them herein or in the attached Appendix A. Capitalized terms not defined herein or in the attached Appendix A shall have the meanings assigned to them in the Plan.
NOW, THEREFORE, it is hereby agreed as follows:
1.Grant of Performance Shares. The Company hereby awards to Participant, as of the Award Date indicated below, an award (the “Award”) of Performance Shares under the Plan. This Agreement provides the Participant with the right to receive one or more shares of Common Stock on the designated issuance date for those shares, based upon the extent to which each Performance Share vests pursuant to the terms hereof. The Target Shares subject to this Award, the applicable performance-vesting and Continuous Service vesting requirements for this Award, the date or dates on which the shares of Common Stock that vest hereunder shall become issuable and the remaining terms and conditions governing this Award, including the applicable vesting acceleration provisions, shall be as set forth in this Agreement.
AWARD SUMMARY

Participant:
Award Date:	March 10, 2022
Target Number of Performance Shares:
The actual number of shares of Common Stock that may become issuable pursuant to the Performance Shares subject to this Agreement shall be determined in accordance with the performance-vesting and Continuous Service vesting provisions of attached Schedule I. For purposes of the applicable calculations under Schedule I, the target number of Performance Shares to be utilized is shares (the “Target Shares”).

Vesting Schedule:
Vesting Requirements. The Performance Shares shall be subject to the performance-vesting and Continuous Service vesting requirements set forth in attached Schedule I and shall vest on the Certification Date (as defined in Appendix A).
Change in Control Vesting. The shares of Common Stock underlying the Performance Shares may also vest on an accelerated basis in accordance with the applicable provisions of Paragraph 4 of this Agreement should a Change in Control occur after the start but prior to the completion of the Performance Period applicable to the Performance Shares or the Certification Date.

Issuance Date:	The shares of Common Stock which actually vest and become issuable pursuant to the Performance Shares shall be issued in accordance with the provisions of this Agreement applicable to the particular circumstances under which such vesting occurs.
2.Limited Transferability. Prior to the actual issuance of the shares of Common Stock which vest hereunder, Participant may not transfer any interest in the Performance Shares subject to this Award or the underlying shares of Common Stock or pledge or otherwise hedge the sale of those Performance Shares or underlying shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of the underlying shares of Common Stock. However, any shares of Common Stock which vest hereunder but otherwise remain unissued at the time of Participant’s death may be transferred to Participant’s designated beneficiary or, if none, to Participant’s estate.
3.Stockholder Rights and Dividend Equivalents
(a)The holder of this Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the shares of Common Stock subject to the Award until Participant becomes the record holder of those shares upon their actual issuance following the Company’s collection of the applicable Withholding Taxes.
(b)Notwithstanding the foregoing, if and to the extent that this Award is outstanding on the record date for any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities (other than Common Stock) or other property, and one or more shares of Common Stock subject to this Award on such record date have not otherwise vested and been delivered as of the payment date for such dividend or distribution and do not otherwise receive such dividend or distribution (i.e., those shares of Common Stock are not otherwise treated as issued and outstanding for purposes of entitlement to the dividend or distribution pursuant to state law, the terms of such distribution or otherwise), then a special book account shall be established for Participant and credited with a phantom dividend that is equivalent to the actual dividend or distribution which would have been paid on such shares of Common Stock at the time subject to this Award had they been issued and outstanding and entitled to that dividend or distribution. As such shares of Common Stock subsequently vest hereunder, the phantom dividend equivalents so credited to those shares of

Common Stock in the book account shall vest, and those vested dividend equivalents shall be distributed to Participant (in the form of additional shares of Common Stock or in such other form as the Administrator deems appropriate under the circumstances) concurrently with the issuance of the vested shares of Common Stock to which those phantom dividend equivalents relate and correspondingly as such shares of Common Stock are forfeited or cancelled under this Award the phantom dividend equivalents so credited to those shares of Common Stock in the book account shall be forfeited or cancelled. Each such distribution of phantom dividend equivalent amounts shall be subject to the Company’s collection of any Withholding Taxes applicable to that distribution. The Administrator shall have the sole discretion to determine the dollar value of any dividend or distribution paid other than in the form of cash, and its determination shall be controlling. No dividend equivalent amount shall be paid or distributed on shares of Common Stock under this Award that are forfeited or that otherwise are not vested and issued or issuable under this Award.
4.Change in Control. The following provisions shall apply only to the extent a Change in Control is consummated prior to the Certification Date and shall have no force or effect if the effective date of the Change in Control occurs after the Certification Date:
(a)Should (i) the Change in Control occur within the first twelve (12) months of the Performance Period and (ii) Participant remains in Continuous Service through the effective date of that Change in Control, then Participant shall immediately vest in that number of shares of Common Stock equal to the Target Shares subject to this Award, without any measurement of Performance Goal attainment to date and without regard to the Continuous Service vesting provisions.
(b)Should (i) the Change in Control occur at any time on or after the completion of the first twelve (12) months of the Performance Period but prior to the Certification Date and (ii) Participant remains in Continuous Service through the effective date of that Change in Control, then Participant shall immediately vest in that number of shares of Common Stock equal to the greater of (i) the Target Shares subject to this Award or (ii) the actual number of Performance-Qualified Shares determined by multiplying (A) the Target Shares subject to this Award by (B) the applicable percentage (determined in accordance with the payout slope set forth in attached Schedule I) for the level at which the TSR Performance Goal is attained over an abbreviated Performance Period ending with the close of the Company’s fiscal quarter coincident with or immediately preceding the effective date of the Change in Control, in either case, without regard to the Continuous Service vesting requirements.
(c)The foregoing provisions of this Paragraph 4 shall also apply should Participant’s Continuous Service terminate, by reason of an involuntary termination (other than as a result of Retirement, death, or Permanent Disability) other than for Cause or his or her resignation due to Constructive Termination, at any time during the period beginning with the execution date of the definitive agreement for the Change in Control transaction and ending with the earlier of (i) the termination of the definitive agreement without the consummation of such Change in Control or (ii) the expiration of the Applicable Acceleration Period following the consummation of such Change in Control.

(d)Should Participant cease Continuous Service by reason of his or her Retirement at least twelve (12) months following the Award Date but prior to the Certification Date and a Change in Control subsequently occurs prior to the Certification Date, then Participant shall, at the time of such Change in Control, immediately vest in that number of shares of Common Stock equal to the Target Shares subject to this Award, without any measurement of Performance Goal attainment to date and without regard to the Continuous Service vesting provisions.
(e)The number of shares of Common Stock in which Participant vests determined in accordance with the foregoing provisions of this Paragraph 4 shall be converted into the right to receive for each such share the same consideration per share of Common Stock payable to the other stockholders of the Company in consummation of the Change in Control, and such consideration shall be distributed to Participant on the earlier of (i) the tenth (10th) business day following the effective date of the Change in Control, provided such Change in Control also constitutes a Qualifying Change in Control, or (ii) the date those shares would have been issued to Participant in accordance with Paragraph 6 in the absence of such Change in Control. Each issuance or distribution made under this Paragraph 4(e) shall be subject to the Company’s collection of the applicable Withholding Taxes.
(f)Except for the actual number of shares of Common Stock in which Participant vests in accordance with this Paragraph 4, Participant shall cease to have any further right or entitlement to any additional shares of Common Stock under this Agreement following the effective date of the Change in Control.
(g)This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
5.Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change. The determination of the Administrator shall be final, binding and conclusive. In the event of any Change in Control transaction, the provisions of Paragraph 4 shall also be applicable.
6.Issuance or Distribution of Vested Shares or Other Amounts.
(a)Except as otherwise provided in Paragraph 4 or Paragraph 7, the shares of Common Stock in which Participant vests pursuant to the performance-vesting and

Continuous Service vesting provisions of attached Schedule I shall be issued in accordance with the following provisions:
-    The issuance of the shares of Common Stock shall be effected during the period beginning on the first (1st) business day of February of the calendar year immediately succeeding the end of the Performance Period and ending no later than March 15 of that calendar year.
(b)The Company shall, on the applicable issuance date, issue to or on behalf of Participant a certificate in electronic form for the shares of Common Stock in which Participant vests pursuant to the performance-vesting and Continuous Service vesting provisions of attached Schedule I and shall concurrently settle with Participant any phantom dividend equivalent amount with respect to those shares as provided in Paragraph 3.
(c)Except as otherwise provided in Paragraph 4, no shares of Common Stock shall be issued prior to the Certification Date. No fractional shares of Common Stock shall be issued pursuant to this Award, and any fractional share resulting from any calculation made in accordance with the terms of this Agreement shall be rounded down to the next whole share.
(d)Participant acknowledges that, regardless of any action the Employer may take with respect to any or all Withholding Taxes related to Participant’s participation in the Plan and legally applicable to Participant, the ultimate liability for all Withholding Taxes is and remains Participant’s responsibility and may exceed the amount actually withheld by the Employer. Participant further acknowledges that the Employer (i) makes no representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the issuance of shares of Common Stock or other property in settlement of the Award, the subsequent sale of the shares of Common Stock acquired pursuant to such issuance and the receipt of any dividends and/or phantom dividend equivalent amount provided pursuant to Paragraph 3 and (ii) does not commit to, and is under no obligation to, structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Withholding Taxes or achieve any particular tax result. Further, if Participant is or becomes subject to Withholding Taxes in more than one jurisdiction, Participant acknowledges that the Employer (or former employer, as applicable) may withhold or account for Withholding Taxes in more than one jurisdiction.
(e)The Company shall collect, and Participant hereby authorizes the Company to collect, the Withholding Taxes with respect to the shares of Common Stock issued under this Agreement (including any shares of Common Stock issued in settlement of any phantom dividend equivalent amount as provided in Paragraph 3) through an automatic share withholding procedure pursuant to which the Company will withhold, immediately as the shares of Common Stock are issued under the Award, a portion of those shares with a Fair Market Value (measured as of the issuance date) equal to the amount of such Withholding Taxes (the “Share Withholding Method”). Notwithstanding the foregoing, the Share Withholding Method shall not be utilized if (i) such method is not permissible or advisable under local law or (ii) the Company otherwise decides no longer to utilize such method and provides Participant with notice to such effect.
(f)If the Share Withholding Method is to be utilized for the collection of Withholding Taxes, then the Company shall withhold the number of otherwise issuable shares of Common Stock necessary to satisfy the applicable Withholding Taxes based on the applicable minimum statutory rate or other applicable withholding rate, including maximum applicable rates, as determined by the Company in its sole discretion. If the maximum rate is used, any over-withheld amount will be refunded to Participant in cash by the Employer (with no entitlement to the Common Stock equivalent) or if not refunded, Participant may seek a refund from the appropriate tax authorities. If the obligation for Withholding Taxes is satisfied by using the Share Withholding Method, then Participant will, for tax purposes, be deemed to have been issued the full number of shares of Common Stock subject to the vested Award, notwithstanding that a number of shares of Common Stock are withheld solely for the purpose of paying the applicable Withholding Taxes.
(g)The Company shall have sole discretion to determine whether or not the Share Withholding Method shall be utilized for the collection of the applicable Withholding Taxes. Participant shall be notified (in writing or through the Company’s electronic mail system) in the event the Company no longer intends to utilize the Share Withholding Method. Should any shares of Common Stock become issuable under the Award (including any shares of Common Stock issued in settlement of any phantom dividend equivalent amount as provided in Paragraph 3) at a time when the Share Withholding Method is not being utilized by the Company, then the Withholding Taxes shall be collected from Participant through a sale-to-cover transaction authorized by Participant, pursuant to which an immediate open-market sale of a portion of the shares of Common Stock issued to Participant will be effected, for and on behalf of Participant, by the Company’s designated broker to cover the Withholding Tax liability estimated by the Company to be applicable to such issuance. Participant shall, promptly upon request from the Company, execute (whether manually or through electronic acceptance) an appropriate sales authorization (in form and substance reasonably satisfactory to the Company) that authorizes and directs the broker to effect such open-market, sale-to-cover transactions and remit the sale proceeds, net of brokerage fees and other applicable charges, to the Company in satisfaction of the applicable Withholding Taxes. However, no sale-to-cover transaction shall be effected unless (i) such a sale is at the time permissible under the Company’s insider trading policies governing the sale of Common Stock and (ii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.
(h)If the Company determines that such sale-to-cover transaction is not permissible or advisable at the time or if Participant otherwise fails to effect a timely sales authorization as required by this Agreement, then the Company may, in its sole discretion, elect either to defer the issuance of the shares of Common Stock until such sale-to-cover transaction can be effected in accordance with Participant’s executed sale directive or to collect the applicable Withholding Taxes through a wire transfer of funds from Participant to the Company in the amount of such Withholding Taxes or by withholding such amount from other wages payable to Participant. In no event shall any shares of Common Stock be issued in the absence of an arrangement reasonably satisfactory to the Company for the satisfaction of the applicable Withholding Taxes, and any such arrangement must be in compliance with any applicable requirements of Code Section 409A.
(i)The Company shall collect the Withholding Taxes with respect to any phantom dividend equivalent amount as provided in Paragraph 3 that is distributed in a form other than shares of Common Stock by withholding a portion of that distribution equal to the amount of the applicable Withholding Taxes, with the cash portion of the distribution to be the first portion so withheld, or through such other tax withholding arrangement as the Company deems appropriate, in its sole discretion.
(k)Notwithstanding the foregoing provisions of Paragraphs 6(d) through 6(i), the employee portion of the federal, state and local employment taxes required to be withheld by the Company in connection with the vesting (as determined under applicable tax laws) of the shares of Common Stock or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from Participant no later than the last business day of the calendar year in which those shares or other amounts vest (as determined under applicable tax laws) hereunder. Accordingly, to the extent the applicable issuance date for one or more vested shares of Common Stock or the distribution date for such other amounts is to occur in a year subsequent to the calendar year in which those shares or other amounts vest, Participant shall, if so requested by the Company, on or before the last business day of the calendar year in which such shares or other amounts vest, deliver to the Company a check payable to its order (or a wire transfer of funds to the Company ) in the dollar amount equal to the Employment Taxes required to be withheld with respect to those shares or other amounts. Alternatively, the Company may, in its sole discretion, elect to withhold the dollar amount equal to the Employment Taxes required to be withheld with respect to those shares or other amounts from other wages payable to Participant, or through such other tax withholding arrangement as the Company deems appropriate, in its sole discretion. The provisions of this Paragraph 6(j) shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).Except as otherwise provided in Paragraph 4 or this Paragraph 6, the settlement of all Performance Shares or Performance-Qualified Shares which vest under the Award shall be made solely in shares of Common Stock.
7.Special Deferral Election. Provided Participant is a U.S. tax resident and Participant timely submits a properly completed deferral election in a form provided by the Company, any shares of Common Stock that become issuable pursuant to this Agreement shall be distributed in accordance with the terms of such deferral election, subject to Participant’s satisfaction of any applicable Withholding Taxes under Paragraph 6.
8.Leaves of Absence. For purposes of applying the various Continuous Service vesting provisions of this Agreement, Participant shall be deemed to cease Continuous Service on the commencement date of any leave of absence and not to remain in Continuous Service status during the period of that leave, except to the extent otherwise required under employment laws in the jurisdiction where Participant is employed or pursuant to the following policy:

    -    Participant shall be deemed to remain in Continuous Service status during (i) the first three (3) months of an approved personal leave of absence or (ii) the first seven (7) months of any bona fide leave of absence (other than an approved personal leave) and shall be deemed to cease Continuous Service upon the expiration of the applicable three (3)-month or seven (7)-month period.
    -    In no event, however, shall Participant be deemed, for vesting purposes hereunder, to remain in Continuous Service beyond the earlier of (i) the expiration date of that leave of absence, unless Participant returns to active Continuous Service or Employee status on or before that date, or (ii) the date Participant’s Continuous Service or Employee status actually terminates by reason of his or her voluntary or involuntary termination or by reason of his or her death or Permanent Disability.
9.Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Company and Participant with all Applicable Laws relating thereto.
10.Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted in the past;
(c)all decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company;
(d)Participant is voluntarily participating in the Plan;
(e)the Award and the shares of Common Stock subject to the Award, and the income and value of same, are not intended to replace any pension rights or compensation;
(f)the Award and the shares of Common Stock subject to the Award, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement or welfare benefits or similar payments;
(g)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(h)no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of Participant’s Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the Award to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Related Entity or the Employer, waives Participant’s ability, if any, to bring any such claim, and releases the Company, any Related Entity and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agreed to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(i)unless otherwise agreed with the Company in writing, the Award and the shares of Common Stock subject to the Award, and the income and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of the Company or a Related Entity; and
(j)unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company.
11.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying shares of Common Stock. Participant should consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan or the Award.
12.Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the most current address then indicated for Participant on the Company’s employee records or shall be delivered electronically to Participant through the Company’s electronic mail system or through an on-line brokerage firm authorized by the Company to effect sales of the Common Stock issued hereunder. All notices shall be deemed effective upon personal delivery or delivery through the Company’s electronic mail system or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
13.Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant, the legal representatives, heirs and legatees of Participant’s estate.

14.Code Section 409A
(a)It is the intention of the parties that the provisions of this Agreement shall, to the maximum extent permissible, comply with the requirements of the short-term deferral exception to Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4) with respect to one or more shares of Common Stock underlying this Award. Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short-term deferral exception, then those provisions, as they apply to such shares of Common Stock, shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.
(b)However, to the extent this Agreement should be deemed to create a deferred compensation arrangement subject to the requirements of Code Section 409A with respect to one or more shares of Common Stock underlying this Award, whether by reason of a deferral election that satisfies the requirements of Paragraph 7 above or the pro-rata Continuous Service vesting provisions of this Agreement, then the following provisions shall apply with respect to those shares, notwithstanding anything to the contrary set forth herein:
    -    None of those shares of Common Stock or other amounts which become issuable or distributable with respect to those shares by reason of Participant’s cessation of Continuous Service shall actually be issued or distributed to Participant until the date of Participant’s Separation from Service or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which such Separation from Service occurs or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the date of such Separation from Service.
    -    None of those shares of Common Stock or other amounts which become issuable or distributable with respect to those shares by reason of Participant’s cessation of Continuous Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first (1st) day of the seventh (7th) month following the date of Participant’s Separation from Service or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Company, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred shares of Common Stock or other distributable amount shall be issued or distributed in a lump sum on the first (1st) day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first (1st) day of the month immediately following the date the Company receives proof of Participant’s death.

    -    No amounts that vest and become payable under Paragraph 4 of this Agreement with respect to those shares of Common Stock by reason of a Change in Control shall be distributed to Participant at the time of such Change in Control, unless that transaction also constitutes a Qualifying Change in Control. In the absence of such a Qualifying Change in Control, the distribution shall not be made until the date on which the shares of Common Stock to which those amounts pertain would have become issuable in accordance with the provisions of Paragraph 6(a) of this Agreement.
    -    If a deferral election under Paragraph 7 of this Agreement is in effect with respect to any shares of Common Stock underlying this Award, no amounts that vest and become payable under Paragraph 4 with respect to those shares by reason of a Change in Control shall be distributed to Participant at the time of that Change in Control unless the transaction also constitutes a Qualifying Change in Control. In the absence of such a Qualifying Change in Control, the distribution shall not be made until the date on which the shares of Common Stock to which those amounts pertain would have become issuable in accordance with Participant’s deferral election under Paragraph 7 of this Agreement.
15.Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.
16.Governing Law/Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement or otherwise relating to or arising from this Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
17.Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to remain in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Employer or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Continuous Service at any time for any reason, with or without Cause.
18.Plan Prospectus. The official prospectus for the Plan is available on the Company’s intranet at: Stock Awards section on GNET. Participant may also obtain a printed copy of the prospectus by contacting Stock Plan Services at stockplanservices@gilead.com.

19.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
21.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.
22.Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Common Stock are listed and in applicable jurisdictions including the United States and Participant’s country or his or her broker’s country, if different, which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of shares, rights to shares (e.g., Performance Shares) or rights linked to the value of shares of Common Stock (e.g., dividend equivalents) during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak with his or her personal legal advisor on this matter.
23.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
24.Participant Acceptance. Participant must accept the terms and conditions of this Agreement either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company. In no event shall any shares of Common Stock be issued (or other securities or property distributed) under this Agreement in the absence of such acceptance. By accepting the Award, Participant agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and Agreement.

IN WITNESS WHEREOF, Gilead Sciences, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

GILEAD SCIENCES, INC.
/s/ Jyoti Mehra
By:	Jyoti Mehra
Title:	EVP, Human Resources

PARTICIPANT

Signature

APPENDIX A
DEFINITIONS
The following definitions shall be in effect under the Agreement:
A.Applicable Laws shall mean the legal requirements relating to the Plan and the Awards under applicable provisions of U.S. federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange, and the securities, tax and exchange control laws, rules, regulations, and requirements of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
B.Award Date shall mean the date the Performance Shares are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
C.Certification Date shall mean the date following the completion of the Performance Period on which the Administrator certifies the attained level of the TSR Performance Goal for such Performance Period.
D.Change in Control shall mean a change in ownership or control of the Company effected through the consummation of any of the following transactions:
(i)a sale, transfer or other disposition of all or substantially all of the Company’s assets;
(ii)the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders or an acquisition, consolidation or other reorganization to which the Company is a party; or
(iii)a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
In no event, however, shall a Change in Control be deemed to occur upon a merger, consolidation or other reorganization effected primarily to change the State of the Company’s incorporation or to create a holding company structure pursuant to which the Company becomes a wholly-owned subsidiary of an entity whose outstanding voting securities immediately after its formation are beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to the formation of such entity. Should such holding company structure or other Parent entity be established for the Company, then subparagraph (iii) shall be applied solely to the board of directors of that holding company or Parent entity.
E.Company shall mean Gilead Sciences, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Gilead Sciences, Inc. which shall by appropriate action adopt the Plan.
F.Continuous Service shall mean the performance of services for the Company or a Related Entity (whether now existing or subsequently established) by a person in the capacity of an Employee, Director or Consultant. For purposes of this Agreement, Participant shall be deemed to cease Continuous Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Company or any Related Entity or (ii) the entity for which Participant is performing such services ceases to remain a Related Entity of the Company, even though Participant may subsequently continue to perform services for that entity. The Administrator shall have the exclusive discretion to determine when Participant ceases Continuous Service for purposes of the Award.
G.Employee shall mean an individual who is in the employ of the Company (or any Related Entity), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
H.Employer shall mean the Company or any Related Entity employing Participant.
I.Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock (or the closing bid, if no sales were reported) on that date, as quoted on the Stock Exchange that is at the time serving as the primary trading market for the Common Stock; provided, however, that if there is no reported closing price or closing bid for that date, then the closing price or closing bid, as applicable, for the last trading date on which such closing price or closing bid was quoted shall be determinative of such Fair Market Value. The applicable quoted price shall be as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

J.1934 Act shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.
K.Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
L.Participant shall mean the person to whom the Award is made pursuant to the Agreement.
M.Performance Goal shall mean the total shareholder return performance goal specified on attached Schedule I (the “TSR Performance Goal”) that must be attained in order to satisfy the performance-vesting requirement for the shares of Common Stock subject to this Award.
N.Performance Period shall mean the period specified on attached Schedule I over which the attainment of the TSR Performance Goal is to be measured.
O.Performance-Qualified Shares shall mean the maximum number of Shares in which Participant can vest based on the level at which the Performance Goal for the Performance Period is attained and shall be calculated in accordance with the provisions of attached Schedule I. In no event shall the number of such Performance-Qualified Shares exceed two hundred percent (200%) of the Target Shares set forth in Paragraph 1 of this Agreement, as such number may be adjusted from time to time pursuant to the provisions of Paragraph 5 of this Agreement. Each Performance-Qualified Share that vests pursuant to the terms of the Award shall entitle Participant to receive one share of Common Stock.
P.Permanent Disability shall mean the inability of Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. The Administrator shall have the exclusive discretion to determine when Permanent Disability has occurred for purposes of this Agreement.
Q.Qualifying Change in Control shall mean a change in control of ownership of the Company effected by one or more of the following transactions:
(i)a merger or consolidation in which the Company is not the surviving entity and in which one person or a group of related persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities or constituting more than fifty percent (50%) of the total fair market value of the Company’s outstanding securities;

(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company;
(iii)any reverse merger in which the Company is the surviving entity but in which one person or a group of related persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities or constituting more than fifty percent (50%) of the total fair market value of the Company’s outstanding securities;
(iv)the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities or constituting more than fifty percent (50%) of the total fair market value of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or
(v)a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
The foregoing definition of Qualifying Change in Control shall in all instances be applied and interpreted in such manner that the applicable Qualifying Change in Control transaction that serves as an issuance event for the shares of Common Stock subject to this Award (or distribution event for any amounts relating to those shares) that vest upon the occurrence of a Change in Control and are otherwise at the time subject to the issuance or distribution restrictions of Code Section 409A will also qualify as: (i) a change in the ownership of the Company, as determined in accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations, (ii) a change in the effective control of the Company, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the Treasury Regulations, or (iii) a change in the ownership of a substantial portion of the assets of the Company, as determined in accordance with Section 1.409A-3(i)(5)(vii) of the Treasury Regulations.
R.Related Entity shall mean (i) any Parent or Subsidiary of the Company and (ii) any corporation in an unbroken chain of corporations beginning with the Company and ending with the corporation in the chain for which Participant provides services as an Employee, Director or Consultant, provided each corporation in such chain owns securities representing at least fifty percent (50%) of the total outstanding voting power of the outstanding securities of another corporation or entity in such chain.

S.Retirement shall mean Participant’s cessation of Continuous Service on or after the date on which he or she (i) attains age 55 and completes at least ten (10) years of Continuous Service or (ii) attains age 65.
T.Separation from Service shall mean Participant’s cessation of Employee status by reason of his or her death, Retirement or termination of employment. Participant shall be deemed to have terminated employment for such purpose at such time as the level of his or her bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he or she rendered as an Employee during the immediately preceding thirty-six (36) months (or such shorter period for which he or she may have rendered such services). Solely for purposes of determining when a Separation from Service occurs, Participant will be deemed to continue in “Employee” status for so long as he or she remains in the employ of one or more members of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. “Employer Group” means the Company and any Parent or Subsidiary and any other corporation or business controlled by, controlling or under common control with, the Company, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) of the Code for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.414(c)-2 of the Treasury Regulations. Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.
U.Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
V.Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
W.Withholding Taxes shall mean any and all income taxes (including U.S. federal, state and local tax) and the employee portion of the federal state and local taxes (including social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items) required or permitted to be withheld by the Company and/or the Employer in connection with any taxable or tax withholding event, as applicable, attributable to the Award or Participant’s participation in the Plan.

SCHEDULE I
PERFORMANCE GOAL AND PERFORMANCE PERIOD
PERFORMANCE PERIOD
The measurement period for the Performance Shares shall be the thirty-four (34) month period beginning March 1, 2022 and ending December 31, 2024 (the “Performance Period”).
PERFORMANCE GOAL FOR PERFORMANCE VESTING
Performance Goal – Total Shareholder Return: The performance-vesting requirement for the Performance Shares subject to this Award shall be tied to the percentile level at which the total shareholder return (including stock price appreciation and reinvestment of any cash dividends or other stockholder distributions) to the Company’s stockholders over the Performance Period stands in relation to the total shareholder return realized for that period by the companies comprising the following three subsets of the S&P Healthcare Index: Biotechnology, Pharmaceuticals and Health Care Equipment (collectively the “S&P Healthcare Sub-Index”).
For such purpose, the total shareholder return (“TSR”) shall be determined pursuant to the following formula:
TSR = (Ending Stock Price* - Beginning Stock Price**) + Reinvested Dividends*** Beginning Stock Price**
* Ending Stock Price is the average daily closing price per share of the Common Stock calculated for the last sixty (60) consecutive trading days within the Performance Period.
** Beginning Stock Price is the average daily closing price per share of the Common Stock calculated for the last sixty (60) consecutive trading days immediately preceding the commencement of the Performance Period.
*** Reinvested Dividends shall be calculated by multiplying (i) the aggregate number of shares (including fractional shares) that could have been purchased during the Performance Period had each cash dividend paid on a single share during that period been immediately reinvested in additional shares (or fractional shares) at the closing selling price per share of the Common Stock on the applicable dividend payment date by (ii) the average daily closing price per share calculated for the last sixty (60) consecutive trading days within the Performance Period.
Each of the foregoing amounts shall be equitably adjusted for stock splits, stock dividends, recapitalizations and other similar events affecting the shares in question without the issuer’s receipt of consideration.
For each company in the S&P Healthcare Sub-Index, the TSR with respect to its common stock shall be calculated in the same manner as for the Common Stock.
In addition, the following parameters shall be in effect for purposes of measuring the total shareholder return for the S&P Healthcare Sub-Index:

- a company will be included in the S&P Healthcare Sub-Index only if that company is in existence both at the start of the Performance Period and at the end of the Performance Period, and the stock price performance of any company that is acquired, or otherwise ceases to exist as an independent publicly-owned entity, during the Performance Period shall not be taken into account in determining the relative total shareholder return of the companies comprising the S&P Healthcare Sub-Index for the Performance Period;
- any distribution (other than a regular cash dividend), whether in cash, securities (other than shares of the distributing company’s common stock) or other property, made during the Performance Period by a company included in the S&P Healthcare Sub-Index for that period shall be treated in the same manner as a regular cash dividend paid by such distributing company (in an amount per share of the distributing company’s common stock deemed equal to the cash amount or the fair market value of the securities or other property distributed per share of the distributing company’s common stock) that is immediately reinvested in the distributing company’s common stock; provided and only if the amount distributed per share of the distributing company’s common stock (as determined in the manner set forth herein) is at least ten percent (10%) of the closing price per share of the distributing company’s common stock on the effective date of such distribution; otherwise, such distribution shall not be taken in effect in calculating the relative total shareholder return of the companies comprising the S&P Healthcare Sub-Index; and
- any spin-off distribution of shares of the common stock of one or more subsidiaries or other affiliated entities that is made during the Performance Period by a company included in the S&P Healthcare Sub-Index for that period shall be treated in the same manner as a regular cash dividend paid by that distributing company (in an amount per share of the distributing company’s common stock deemed equal to the fair market value of the common stock (or fractional share thereof) of the spun-off entity distributed per share of the distributing company’s common stock) that is immediately reinvested in the distributing company’s common stock; provided and only if the amount distributed per share of the distributing company’s common stock (as determined in the manner set forth herein) is at least ten percent (10%) of the closing price per share of the distributing company’s common stock on the effective date of such distribution; otherwise, such spin-off distribution shall not be taken in effect in calculating the relative total shareholder return of the companies comprising the S&P Healthcare Sub-Index.
For purposes of measuring the total shareholder return of the Company for the Performance Period, the foregoing parameters governing distributions and spin-off transactions shall also apply to any distribution (other than a regular cash dividend) or spin-off transaction that is effected by the Company during the Performance Period.
Should a Change in Control occur during the Performance Period, then the attained level of the Performance Goal shall be determined in accordance with the applicable Change in Control provisions of Paragraph 4 of this Agreement.

Performance-Qualified Shares: Within sixty-five (65) days after the completion of the Performance Period, the Administrator shall determine and certify the actual level at which the TSR Performance Goal is attained. The actual number of Performance-Qualified Shares that results from such certification may range from 0% to 200% of the Target Shares subject to this Award, as such number may be adjusted from time to time pursuant to the provisions of Paragraph 5 of this Agreement. The actual percentage shall be determined on the basis of the percentile level at which the Administrator certifies that the TSR Performance Goal has been attained in relation to the total shareholder return realized for that period by the companies comprising the S&P Healthcare Sub-Index; provided, however, that (i) the maximum number of shares of Common Stock that may qualify as Performance-Qualified Shares may not exceed 200% of the Target Shares, as such number may be adjusted from time to time pursuant to the provisions of Paragraph 5 of this Agreement, and (ii) in no event shall the number of shares of Common Stock that may qualify as Performance-Qualified Shares pursuant to the Relative TSR Payout Slope below exceed 100% of the Target Shares (as such number may be adjusted from time to time pursuant to the provisions of Paragraph 5 of this Agreement) if the Company’s absolute TSR for the Performance Period is negative.
Payout Slope for Determining Number of Performance-Qualified Shares Based on Attained Levels of TSR Performance Goal: The number of shares of Common Stock that may qualify as Performance-Qualified Shares on the basis of the certified percentile level of TSR Performance Goal attainment shall be calculated by multiplying the Target Shares (as such number may be adjusted from time to time pursuant to the provisions of Paragraph 5 of this Agreement) by the applicable percentage determined in accordance with the following payout slope for the TSR Performance Goal (with appropriate straight-line interpolation for any attained percentile level within two designated percentile levels in such slope):

TOTAL SHAREHOLDER RETURN PAYOUT SLOPE
Payout Slope Details

Percentile	% of Target
0	0%
10th	0%
20th	0%
30th	25%
40th	63%
50th	100%
60th	125%
70th	150%
80th	175%
81st	200%
90th	200%
100th	200%

CONTINUOUS SERVICE VESTING REQUIREMENT FOR PERFORMANCE-QUALIFIED SHARES
The number of shares of Common Stock in which Participant may actually vest on the basis of the number of Performance-Qualified Shares certified by the Administrator in accordance with the performance vesting provisions of this Schedule I shall be tied to his or her completion of the following Continuous Service vesting requirements:
- If Participant remains in Continuous Service through the Certification Date, Participant shall vest in one-hundred percent (100%) of the Performance-Qualified Shares certified by the Administrator for the Performance Period.
- If Participant’s Continuous Service terminates prior to the Certification Date by reason of death or Permanent Disability, then Participant shall, at the time of such termination of Continuous Service, immediately vest in the Target Shares; provided, however, that if such termination occurs upon or following the end of the Performance Period, then Participant shall instead vest in one-hundred percent (100%) of the Performance-Qualified Shares certified by the Administrator for the Performance Period.. The shares of Common Stock that vest pursuant to this paragraph shall be issued or distributed on the date of Participant’s cessation of Continuous Service or as soon as administratively practicable thereafter, but in no event later than the later of (i) the close of the calendar year in which such Separation from Service occurs or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the date of such Separation from Service.
- If Participant’s Continuous Service terminates by reason of his or her Retirement at least twelve (12) months following the Award Date but prior to the Certification Date, then Participant shall, following the completion of the Performance Period and the Certification Date, vest in one-hundred percent (100%) of the Performance-Qualified Shares certified by the Administrator for the Performance Period as if Participant had remained in Continuous Service through the Certification Date.
- If (i) Participant’s Continuous Service terminates by reason of an involuntary termination other than for Cause, or his or her resignation due to Constructive Termination, at any time after the completion of the Performance Period but prior to the Certification Date and (ii) such termination of Continuous Service also occurs during a period while there is in effect a definitive executed agreement for the Change in Control transaction, then Participant shall vest in the number of Performance-Qualified Shares in which Participant could vest, based on the actual level at which the TSR Performance Goal is attained and certified for the Performance Period, had Participant remained in Continuous Service through such Certification Date.
- If Participant’s Continuous Service ceases for any other reason (including, without limitation, any deemed cessation of Continuous Service under Paragraph 8 of this Agreement) prior to the Certification Date, then Participant shall not vest in any of the Performance-Qualified Shares, and all of Participant’s right, title and interest to the shares of Common Stock subject to this Award shall immediately terminate; provided, however, that should a Change in Control occur prior to the completion of the Performance Period, then the provisions of Paragraph 4 shall govern the vesting of the Performance Shares subject to this Award.